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                                                                    Exhibit 23.4


                                CONSENT OF KPMG


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 26, 2004, relating to the consolidated financial statements of LG.Philips Displays Holding B.V. for the year ended December 31, 2003, included in amendment on Form 20-F/A, filed with the Commission on April 28, 2005, amending the annual report on Form 20-F of Koninklijke Philips Electronics N.V. for the year ended December 31, 2004.

Hong Kong,

May 26, 2005.

/s/ KPMG
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KPMG